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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): August 24, 1998


                          AMERICAN HEALTHCHOICE, INC.
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             (Exact name of registrant as specified in its charter)



       New York                       000-26740                  11-2931252
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(State of incorporation)         (Commission File No.           (IRS Employer
                                                             Identification No.)

            1300 W. WALNUT HILL LANE, SUITE 275, IRVING, TEXAS 75038
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          (Address of principal executive offices, including zip code)


                                 (972) 751-1900
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              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS.

     On August 24, 1998, Registrant completed a transaction to refinance a portion of existing indebtedness and obtain additional working capital. Registrant sold $3,385,000 of 8% convertible debentures due August 24, 2001.
The debentures are convertible to common stock at a conversion rate of 80% of the average closing price of the common stock on NASDAQ on the five trading days preceding notice of conversion. Registrant has agreed to have the conversion shares registered for resale following conversion of the net proceeds of the sale, $2,043,997 was used to retire the remaining principal amount of convertible debentures issued in a Regulation S transaction in September 1997, and $1,103,113 was added to Registrant's working capital to fund ongoing operations and obligations.

     The Company has further determined to seek a buyer for its Georgia medical clinics and use the funds to retire debt and seek new opportunities offering a greater profit potential.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


August 31, 1998

                                   AMERICAN HEALTHCHOICE, INC.



                                        /s/ Jay Stucki
                                   -------------------------------------
                                   Jay Stucki, Executive Vice President







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